EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-114496, 333-121039, and 333-128547 on Form S-3 and No. 333-116014 and 333-122716 on Form S-8 of Gasco Energy, Inc. (“Gasco”) of our reports dated February 29, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Gasco for the year ended December 31, 2007.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
February 29, 2008